Exhibit 99.1

June 12, 2018

ALLIANCE DATA TO LAUNCH NEW PRIVATE LABEL CREDIT PROGRAM FOR
WYNDHAM VACATION CLUBS ALLOWING CURRENT AND FUTURE
TIMESHARE MEMBERS TO REALIZE THEIR TRAVEL DREAMS

Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced today that its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit programs, has signed a new agreement to provide private label credit services for Wyndham Vacation Clubs, the vacation ownership business of Wyndham Destinations (NYSE: WYND).

Alliance Data will develop and launch a credit program designed to provide future and current timeshare owners convenient, flexible payment and financing options for down payments and upgrades. Alliance Data will work with this vacation industry leader to leverage its credit marketing tools to drive credit applications and to further engage consumers, such as when customers are considering investing in a new ownership, or when existing owners are interested in upgrading their current timeshare.

Alliance Data will apply its powerful marketing and data toolset to provide data-driven insights and a 360-degree view of existing and potential owners. These insights will influence targeted marketing, communications, and campaigns to increase credit applications and drive ownership while building brand loyalty. Wyndham Destinations will have access to Alliance Data's innovative mobile marketing solutions, including mobile credit acquisition and robust SMS marketing platforms.

About Alliance Data's card services business
Based in Columbus, Ohio, Alliance Data's card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry's most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data's card services business has been helping partners increase sales and provide greater value to their cardmembers since 1982. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500 company headquartered in Plano, Texas. To learn more about how we're helping our partners know more so they can sell more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs.. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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